Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

SIMTEK CORPORATION

Pursuant to the Offer to Purchase

dated August 15, 2008

of

COPPER ACQUISITION CORPORATION

a wholly-owned subsidiary of

CYPRESS SEMICONDUCTOR CORPORATION

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates for shares of common stock, par value $0.0001 per share, of Simtek Corporation (the “Company”) and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all of the required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021
For Confirmation Only Telephone: (781) 575-2322

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Corp Actions Vol COY CYPS

Ladies and Gentlemen:

The undersigned hereby tenders to Copper Acquisition Corporation, a Delaware corporation (the “Purchaser”) and wholly-owned subsidiary of Cypress Semiconductor Corporation, a Delaware corporation (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2008 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto and the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated August 1, 2008, by and among the Purchaser, Parent and the Company.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates and/or any other required documents to the Depositary within three NASDAQ Stock Market trading days of the date hereof. Failure to do so could result in a financial loss to such Eligible Institution.

Number of Shares to be Tendered:*
(Please Type or Print)

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer.
☐ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address(es):
(Include Zip Code)

Area Code and Tel. No.:

Signatures(s):

Dated:	, 2008

*	Unless otherwise indicated, it will be assumed all Shares represented by any certificates delivered to the Depositary are being tendered.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Title)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:

Corp Actions Vol COY CYPS